Exhibit 99.1 For Immediate Release Synchrony Financial (NYSE: SYF) October 20, 2026

Third Quarter 2026 Results and Key Metrics

STAMFORD, Conn - Synchrony Financial (NYSE: SYF) today announced third quarter 2026 net earnings of $892 million, or $2.68 per diluted share, compared to $1.1 billion, or $2.86 per diluted share in the third quarter 2025.

CEO Commentary
“Synchrony delivered another strong performance in the third quarter, highlighted by broad-based purchase volume growth across all five of our sales platforms,” said Brian Doubles, Synchrony’s President and Chief Executive Officer. “Spend reached a record third quarter level and increased across credit cohorts and generations, with the highest growth once again coming from our Generation Z and Millennial customers. In addition, both discretionary and non-discretionary out-of-partner spend increased by double-digits, led by momentum in electronics, entertainment, gas stations and discount stores.”

“Synchrony’s products and experiences resonate because of the everyday utility and enduring value we provide, particularly in a dynamic environment. Investments in our multi-product suite, distribution network and digital capabilities are embedding our capabilities across the evolving frontier of commerce — from point of sale and digital wallets to payment processors and emerging agentic purchasing paths. By meeting people wherever they choose to transact, Synchrony is expanding our reach, deepening relationships, and enabling greater choice, trust, and scalability as a leader in a dynamic retail ecosystem.”

“Synchrony is delivering outcomes that matter. We are empowering tens of millions of customers with financial flexibility, driving loyalty and sales for hundreds of thousands of merchants, partners and providers across the country, and generating attractive, risk-adjusted growth and significant long-term value for our stakeholders.”

2.9%	12.9%	$1.2B	$103.3B
Return on Assets	CET1 Ratio	Capital Returned	Loan Receivables

Key Operating and Financial Metrics*
•Purchase volume increased 8% to $49.7 billion
•Loan receivables increased 3% to $103.3 billion
•Average active accounts were flat at 68.3 million
•Net interest margin decreased 12 basis points to 15.50%
•Efficiency ratio increased 330 basis points to 35.9%
•Return on assets decreased 70 basis points to 2.9%
•Return on equity decreased 410 basis points to 21.0%
•Return on tangible common equity** decreased 370 basis points to 25.2%
•Book value per share increased 8% to $47.64
•Tangible book value per share** increased 6% to $42.79

CFO Commentary
“Synchrony’s third quarter financial performance reflected disciplined execution across our strategic priorities,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.

“We delivered continued growth in both purchase volume and ending loan receivables, and Net interest income increased due to higher average loan receivables and lower funding costs. Credit performance remained strong during the quarter, with delinquency trends consistent with typical seasonality and net charge-offs declining to a seasonal low. The resulting improvement in program performance was shared through the RSA, reinforcing the economic alignment between Synchrony and our partners.”

“Together, these results underscore the strength of our differentiated model, which has enabled us to consistently deliver returns on average assets above our long-term target, return substantial capital to shareholders, and invest in opportunities that drive long-term earnings power and intrinsic value.”

Business Highlights
•Added or renewed 10 partners in the quarter, including La-Z-Boy and Fender.
•Integrated with Vetspire to embed flexible financing from CareCredit directly into Vetspire’s AI-enabled veterinary practice management platform.
•Refreshed the Venmo credit card value proposition, featuring an industry-first capability that rewards social spending, offering cardholders more cash back for splitting purchases with friends on Venmo.
•Introduced CareCredit Pay Later, expanding consumer payment choice through simplified offer comparison and enhanced digital capabilities.
•Announced new integration with Stripe, which will make it easier for both Synchrony’s and Stripe's providers and health and wellness retailers to offer CareCredit financing as part of their online checkout experience.
•Established partnership with OpenAI, combining strategic agentic commerce collaboration with enterprise AI access.
•Joined the Personal Agent Protocol ("Poppy") initiative led by Sierra and Meta as a design partner, reflecting our commitment to helping define the open standards that will underpin the future of agentic commerce.

Financial Highlights
•Interest and fees on loans increased $81 million, or 1% to $5.6 billion, primarily driven by growth in average loan receivables.
•Net interest income increased $89 million, or 2%, to $4.8 billion, primarily driven by the combination of higher interest and fees and lower interest expense, partially offset by lower investment income.
•Retailer share arrangements increased $72 million, or 7%, to $1.1 billion, primarily reflecting program performance.
•Provision for credit losses increased $120 million, or 10%, to $1.3 billion, primarily driven by a reserve build of $30 million versus a $152 million release in the prior year, partially offset by lower net charge-offs of $62 million.
•Other income decreased $22 million, or 17%, to $105 million, primarily driven by an increase in loyalty costs.
•Other expense increased $123 million, or 10%, to $1.4 billion, primarily driven by higher operational losses, technology investments and marketing expenses.
•Net earnings decreased $185 million, or 17%, to $892 million.

Credit Quality
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.34% compared to 4.39% in the prior year, a decrease of 5 basis points.
•Loans 90+ days past due as a percentage of total period-end loan receivables were 2.06% compared to 2.12% in the prior year, a decrease of 6 basis points.
•Net charge-offs as a percentage of total average loan receivables were 4.79% compared to 5.16% in the prior year, a decrease of 37 basis points.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.01%, compared to 10.09% in the second quarter of 2026 and 10.35% in the third quarter of 2025.

Sales Platform Highlights
•Period-end loan receivables were up 8% in Diversified & Value, up 3% in Digital, up 2% in Home & Auto, up 1% in Health & Wellness, and down 1% in Lifestyle. These results reflected stable purchase volume trends in the third quarter as compared to previous quarters, partially offset by the effects of higher payment rates. Growth of interest and fees on loans ranged from flat to up 4%, as growth in average loan receivables was partially offset by lower late fee incidence.

•Home & Auto purchase volume increased 9%, primarily reflecting the performance of new programs, select Furniture retailers, and the impact of higher gas prices.

•Digital purchase volume increased 5%, primarily reflecting strong customer engagement across partners with broad diversified offerings and refreshed value propositions.

•Diversified & Value purchase volume increased 13%, primarily reflecting the impact of partner expansion and the impact of higher gas prices.

•Health & Wellness purchase volume increased 3%, primarily reflecting growth in Pet, partially offset by lower spend in Audiology and Cosmetic.

•Lifestyle purchase volume increased 6%, primarily reflecting higher spend in Other Apparel and Goods, Luxury and performance of new programs, partially offset by lower spend in Outdoor.

Balance Sheet, Liquidity, & Capital
•Loan receivables of $103.3 billion increased 3%; purchase volume increased 8% and average active accounts were flat.
•Deposits increased 4% or $3.1 billion to $83.0 billion and comprised 83% of funding.
•Total liquid assets were $19.5 billion, or 15.9% of total assets.
•The Company returned $1.2 billion in capital to shareholders, including $1.1 billion of share repurchases and $110 million of common stock dividends. As of September 30, 2026, the Company had a total remaining repurchase authorization of approximately $4.6 billion.
•The estimated Common Equity Tier 1 ratio was 12.9% compared to 14.3%***, and the estimated Tier 1 Capital ratio was 14.5% compared to 15.5%*** in the prior year.

* All comparisons are for the third quarter of 2026 compared to the third quarter of 2025, unless otherwise noted.
** Return on tangible common equity represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity and tangible book value per share are non-GAAP measures. See non-GAAP reconciliation in the financial supplement. Prior period amounts have been recast. See *** for additional information.
*** Prior period amounts have been recast to reflect the change in presentation of internal-use capitalized software on our Statements of Financial Position. See the financial supplement for additional information.

Corresponding Financial Tables and Information
Investors should review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the financial results presentation, financial supplement and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed February 6, 2026, and the Company’s forthcoming Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchrony.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

Conference Call and Webcast
On Tuesday, October 20, 2026, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

About Synchrony Financial
Synchrony (NYSE: SYF) is a leading consumer financing company that has been at the heart of American commerce and opportunity for nearly a century. Synchrony delivers credit and banking products that empower tens of millions of consumers to improve their financial lives and access what matters most. Leveraging innovative solutions that are shaping the future of retail commerce, Synchrony supports the growth and success of some of the nation’s most respected brands, alongside hundreds of thousands of small and midsize businesses, including health and wellness providers. Committed to excellence in service and culture, Synchrony is honored to be ranked the #1 Best Company to Work For® in the U.S. by Fortune magazine and Great Place to Work®.

For more information, visit www.synchrony.com

Investor Relations                Media Relations
Kathryn Miller                    Ashley Tufts
(203) 585-6291                    (203) 216-6277

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “goal,” “confident,” “trajectory,” "priorities," "designed," "consider," “opportunity” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic and geopolitical conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs), energy prices, global conflicts and an economic downturn or recession, and whether industry trends we have identified develop as anticipated; the impact of changes made or influenced by the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy, including with respect to constraints on the pricing of our credit products; the impact of the rapid development, deployment and use of artificial intelligence and other emerging technologies on our business, our partners and the consumer finance industry; the impact of the federal government shutdowns; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; product, pricing, and policy changes related to the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, which was vacated in April 2025; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, and lower payment rates on our securitized loan receivables; changes in benchmark or market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative and regulatory developments; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation, regulatory actions and compliance issues; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

Cautionary Statement Regarding Forward-Looking Statements (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the headings "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Measures
The information provided herein includes measures we refer to as "tangible common equity" and “tangible book value per share,” which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.